EXHIBIT 99.1
Citizens, Inc. Reports Second Quarter 2026 Financial Results

AUSTIN, TX – August 6, 2026 – Citizens, Inc. (NYSE: CIA), a leading diversified financial services company specializing in life, living benefits, and final expense insurance, today reported results for the second quarter ended June 30, 2026.

“Our underlying indicators of future growth continued to advance. We achieved our fifteenth consecutive quarter of year-over-year direct first year premium growth driven by our expanding sales force and increased direct renewal premiums. Book value per Class A share also increased year-over-year for the fourteenth consecutive quarter, and we’ve generated positive net cash provided by operating activities every year since 2004. These achievements demonstrate continued execution against our strategic roadmap,” said Jon Stenberg, President and Chief Executive Officer. “Our second-quarter results were affected by investment-market fluctuations and increase in future policy benefit reserves mainly due to growth in our Domestic Insurance segment and the comparatively large amount of reserves released in the prior year period as we paid out matured endowment and released the corresponding reserves.”

“Targeted investments in our strategic roadmap reinforce our leadership and are designed to drive clear growth of premiums and adjusted book value per share, and deliver long-term value for both our customers and shareholders,” concluded Stenberg.

Recent Business Highlights
•Increased global network of producing agents, up 6% since June 30, 2025.
•Direct insurance premiums of $48.1 million in Q2 2026, up from $46.4 million in Q2 2025, driven by sales of our newer product offerings and expanded distribution in our Domestic Insurance segment.
•Direct renewal premiums growth in Q2 2026, driven by strong sales in prior periods leading to a higher number of policies paying renewal premiums.
•Direct first year premiums have increased year-over-year for fifteen consecutive quarters.

Second Quarter 2026 Financial Results
•Total revenues of $60.4 million in Q2 2026, from $65.1 million in the year-ago quarter. Adjusted total revenues, which excludes investment related gains (losses), of $61.9 million in Q2 2026, from $62.7 million in the year-ago quarter.
•Net loss of $0.4 million in Q2 2026, from $6.5 million net income in Q2 2025. Adjusted net income of $0.8 million in Q2 2026, from $4.2 million adjusted net income in Q2 2025.
•Total assets of $1.8 billion, cash and cash equivalents of $17.0 million and no debt at June 30, 2026.
•Book value per Class A share of $4.64 on June 30, 2026, increased from $4.56 on June 30, 2025. Adjusted book value per Class A share, which excludes accumulated other comprehensive income (loss) (AOCI), of $6.44 on June 30, 2026, increased from $6.22 on June 30, 2025. The Company has achieved fourteen consecutive quarters of book value per Class A share year-over-year growth.

Total premium revenue increased in Q2 2026 driven by an expanding sales force and our newer product offerings, marking the fifteenth consecutive quarter of year-over-year gains in direct first year premiums. Direct renewal premiums also grew in Q2 2026, driven by strong first year sales in prior periods leading to a higher number of policies paying renewal premiums in the current period. Premium growth was constrained by unfavorable persistency in our Domestic Insurance segment, while the high level of surrenders and matured endowments in our International Insurance segment during the last few years has reduced the number of policies remaining in force and paying renewal premiums. Despite increases in premium revenue, total revenues of $60.4 million in the second quarter of 2026 declined from $65.1 million in the year-ago quarter. The decline was primarily due to the $3.9 million decline in investment related gains (losses) resulting from market value changes in limited partnership assets that were not sold. Excluding investment related gains (losses), adjusted total revenues were $61.9 million in the second quarter of 2026 from $62.7 million in the second quarter of 2025, due to decreased other income.

Other income is related to issuance of supplemental contracts and we expect other income to decline as matured endowment benefits also decline, as contractually expected.

Total benefits and expenses increased to $60.9 million in Q2 2026, from $58.2 million in the same year-ago quarter as the decline in claims and surrenders was more than offset by an increase in future policy benefit reserves. Claims and surrenders decreased $6.5 million in Q2 2026 due to the expected contractual decreases of matured endowments. These maturities reached their highest level in 2025; the Company expects reduced levels of maturities during the remainder of 2026 and over the next few years as fewer of these contracts expire. This benefit was more than offset by a $7.7 million increase in future policy benefit reserves primarily due to the increased business in our Domestic Insurance segment and the comparatively large amount of reserves released in the prior year period as we paid out matured endowment and released the corresponding reserves.

Accordingly, we had a net loss of $0.4 million in Q2 2026, or $0.01 loss per fully diluted Class A share, from $6.5 net income, or $0.13 income per fully diluted Class A share, in Q2 2025. Adjusted net income was $0.8 million, or $0.01 adjusted income per fully diluted Class A share, in Q2 2026, from $4.2 million adjusted net income, or $0.08 adjusted income per fully diluted Class A share, in the year-ago quarter.

Investments
Total investment income was $18.1 million for Q2 2026, from $17.9 million in the same year-ago quarter due to investment grade private placement credit investments, where we expect higher returns. Net investment income decreased to $17.0 million for Q2 2026 from $17.2 million in the same year-ago quarter reflecting higher limited partnership investment expenses. The average annualized yield on the investment portfolio was 4.41% in Q2 2026 from 4.50% in the prior year due to the impact of higher investment expenses.

The carrying value of the Company’s total investment portfolio was $1.4 billion at June 30, 2026, relatively the same at June 30, 2025.

Cash Position
The Company had cash and cash equivalents of $17.0 million and no debt at June 30, 2026. Citizens reported $1.7 million net cash provided by operating activities in Q2 2026. The Company has had positive annual net cash provided by operating activities every year since 2004, and expects positive net cash provided by operating activities for the remainder of 2026 as the level of our matured endowment benefit payments continue to decline.

Key Growth Initiatives
Citizens’ strategic roadmap is designed to deliver sustainable growth in premiums, adjusted net income, and adjusted book value per share. Citizens’ key growth initiatives:
•Increase first year premium revenues
•Increase penetration in new and existing countries served
•Introduce new products or major product enhancements
•Enhance agent and client servicing platforms that drive efficiency

About Citizens, Inc.

Citizens, Inc. (NYSE: CIA) is a diversified financial services company providing life, living benefits and final expense insurance and other financial products to individuals and small businesses in the U.S., Latin America, and Asia. Through its customer-centric growth strategy, Citizens offers innovative products to address the evolving needs of its customers in their native languages of English, Spanish, Portuguese, and Mandarin. The Company operates two primary segments: International Insurance, where the Company is a market leader in U.S. Dollar denominated life insurance, and Domestic Insurance, where it is growing in niche markets in the United States through its final expense products distributed through white-label and established distribution channels. Citizens' stock is included in the Russell 2000® and Russell 3000® indexes. For more information about Citizens, please visit the website at www.citizensinc.com and LinkedIn.

Explanatory Notes on Use of Non-GAAP Measures

In addition to the financial information prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), in this press release, the Company provides certain non-GAAP financial measures that we believe improve understanding the underlying business trends. Adjustments to GAAP measures generally apply to discrete events and items not indicative of our operating trends.

Adjusted Total Revenues is a non-GAAP measure that excludes investment related gains (losses) from total revenues. Management believes the adjusted total revenues metric is meaningful, as it allows investors to evaluate revenues generated by core business activities excluding items that are heavily impacted by investment market fluctuations.

Adjusted Income Before Federal Income Tax is a non-GAAP measure that is computed as pre-tax GAAP operating income with discrete adjustments that exclude investment related gains (losses) and other special items not indicative of operating trends. Management believes this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods, by excluding items that are heavily impacted by investment market fluctuations and other economic factors that are not indicative of operating trends.

Adjusted Net Income is a non-GAAP measure that is derived by excluding the tax effected Adjusted Income Before Federal Income Tax adjustments described above. The provision for income tax related to adjusted after-tax income is calculated using our effective tax rate excluding discrete items.

Adjusted Income Per Share of Class A Common Stock Basic and Diluted is a non-GAAP measure that is defined as adjusted net income for the period divided by the weighted average number of basic and fully diluted shares of common stock outstanding for the period.

Adjusted Book Value Per Share of Class A Common Stock is a non-GAAP measure that is calculated by dividing actual Class A common stockholders’ equity, excluding AOCI, by the number of Class A common shares outstanding at the end of the period. Management believes this metric is meaningful, as it allows investors to evaluate underlying book value growth by excluding the impact of interest rate volatility.

Selected Consolidated Financial Data

As of and for the periods ended	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2026	2025	2026	2025
Balance sheet data
Total assets	$1,752,060	1,712,500	1,752,060	1,712,500
Total liabilities	1,516,896	1,483,474	1,516,896	1,483,474
Total stockholders' equity	235,164	229,026	235,164	229,026
Total direct insurance in force	5,539,881	5,347,041	5,539,881	5,347,041

Operating items
Direct insurance premiums	$48,105	46,401	92,037	88,751
Insurance premiums	43,703	43,388	83,641	83,185
Net investment income	17,031	17,169	34,335	34,546
Investment related gains (losses), net	(1,494)	2,408	(510)	(486)
Total revenues	60,408	65,086	120,128	120,738

Claims and surrenders	33,751	40,220	73,404	80,318
Other general expenses	14,090	13,459	27,462	26,152
Total benefits and expenses	60,937	58,172	118,283	115,611

Income (loss) before federal income tax	(529)	6,914	1,845	5,127
Federal income tax expense (benefit)	(104)	455	2	291
Net income (loss)	(425)	6,459	1,843	4,836

Per share data
Book value per share	$4.64	4.56	4.64	4.56
Diluted income (loss) per Class A share	(0.01)	0.13	0.04	0.10

Definition of Reported Segments
The Company is comprised of two operating business segments and other non-insurance enterprises as detailed below. The insurance operations are the Company's primary focus and are the lead income generators of the business.

International Insurance – Our International Insurance segment issues U.S. dollar-denominated ordinary whole life insurance and endowment policies predominantly to non-U.S. residents located principally in Latin America and the Pacific Rim. Our products in this segment are sold through independent agents.

Domestic Insurance – Domestically, we are licensed in 43 U.S. states and sell whole life final expense insurance and life insurance with living benefits and critical illness products. The Domestic Insurance segment provides life insurance policies marketed to middle- and lower-income households. These products are sold through independent agents and funeral homes.

Selected Segment Financial Data

As of and for the periods ended	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
INTERNATIONAL INSURANCE
Balance sheet data
Total assets	$1,184,117	1,164,274	1,184,117	1,164,274

Operating items
Direct insurance premiums	$28,885	29,306	54,467	55,385
Insurance premiums	28,369	28,878	53,567	54,486
Net investment income	11,725	12,076	23,729	24,207
Investment related gains (losses), net	(1,559)	2,834	(225)	68
Total revenues	39,696	45,901	79,719	82,239

Claims and surrenders	25,907	34,399	58,018	67,433
Total benefits and expenses	38,572	38,774	74,990	75,307

Income (loss) before federal income tax	1,124	7,127	4,729	6,932

DOMESTIC INSURANCE
Balance sheet data
Total assets	$535,227	512,224	535,227	512,224

Operating items
Direct insurance premiums	19,220	17,095	37,570	33,366
Insurance premiums	15,334	14,510	30,074	28,699
Net investment income	5,102	4,919	10,215	9,978
Investment related gains (losses), net	67	(427)	(278)	(556)
Total revenues	20,510	19,010	40,025	38,136

Claims and surrenders	7,844	5,821	15,386	12,885
Total benefits and expenses	18,896	16,382	37,160	34,950

Income (loss) before federal income tax	1,614	2,628	2,865	3,186

GAAP to Non-GAAP Reconciliations

Reconciliation of Adjusted Total Revenues

For the periods ended	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited (In thousands)	2026	2025	2026	2025
Total revenues	$60,408	65,086	120,128	120,738
Less:
Investment related gains (losses)	(1,494)	2,408	(510)	(486)
Adjusted total revenues	$61,902	62,678	120,638	121,224

Reconciliation of Adjusted Income Before Federal Income Tax

For the periods ended	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited (In thousands)	2026	2025	2026	2025
Income (loss) before federal income tax	$(529)	6,914	1,845	5,127
Less:
Investment related gains (losses)	(1,494)	2,408	(510)	(486)
Adjusted income before federal income tax	$965	4,506	2,355	5,613

Reconciliation of Adjusted Net Income

For the periods ended	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited (In thousands)	2026	2025	2026	2025
Net income (loss)	$(425)	6,459	1,843	4,836
Less:
Investment related gains (losses)	(1,494)	2,408	(510)	(486)
Income tax impact	294	(158)	250	108
Adjusted net income	$775	4,209	2,103	5,214

Reconciliation of Adjusted Income Per Share of Class A Common Stock

For the periods ended	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited (In thousands, except per share amounts)	2026	2025	2026	2025
Basic and diluted adjusted income per share:
Adjusted net income	$775	4,209	2,103	5,214
Weighted average shares of Class A outstanding - basic	50,521	50,112	50,426	50,024
Weighted average shares of Class A outstanding - diluted	51,824	50,985	51,714	50,897

Basic adjusted income per share of Class A common stock	$0.02	0.08	0.04	0.10
Diluted adjusted income per share of Class A common stock	$0.01	0.08	0.04	0.10

Reconciliation of Stockholders' Equity and Book Value per Class A Common Share

	As of June 30,
Unaudited (In thousands, except per share data)	2026	2025
Stockholders' equity, end of period	$235,164	229,026
Less: Accumulated other comprehensive income (loss) (AOCI)	(91,095)	(83,655)
Stockholders' equity, end of period, excluding AOCI	$326,259	312,681

Book value per Class A common share - diluted	$4.64	4.56
Less: Per share impact of AOCI	(1.80)	(1.66)
Book value per Class A common share - diluted, excluding AOCI	$6.44	6.22

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "believe," "project," "intends," "continue" or comparable words. Such forward-looking statements may relate to the Company’s expectations regarding its business performance, operational strategy, capital expenditures, technological changes, regulatory actions, and other financial and operational measures. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risk factors discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company's expectations. Accordingly, you should not unduly rely on these forward-looking statements. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

Citizens, Inc. Investor Relations Contacts
Darrow Associates Investor Relations
Jeff Christensen and Matt Kreps
Email: CIA@darrowir.com (Jeff and Matt)
Phone: 703-297-6917 (Jeff) and 214-597-8200 (Matt)